As filed with the Securities and Exchange Commission on June 24, 2002
                                                      Registration No. 333-73876

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

             Texas                                                 74-1989366
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

    601 N. Lamar Blvd., Suite 300
            Austin, Texas                                           78703
(Address of principal executive offices)                          (Zip Code)

                     Whole Foods Market Growing Your Future
                                   401(k) Plan
                            (Full title of the plan)

             Glenda J. Flanagan                                 Copy to:
Vice President and Chief Financial Officer               W. Alan Kailer, Esq.
          Whole Foods Market, Inc.                       Jenkens & Gilchrist,
       601 N. Lamar Blvd., Suite 300                 A Professional Corporation
            Austin, Texas 78703                     1445 Ross Avenue, Suite 3200
              (512) 477-5566                             Dallas, Texas  75202
   (Name, address and telephone number
including area code of agent for service)


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


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.

         (a)      Exhibits.

                  The following documents are filed as a part of this Registration Statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1** Strong Funds Defined Contribution Plan and Trust Basic Plan Document #04.

         4.2** Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature Adoption Agreement #001.

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

         23.2*    Consent of KPMG LLP.

         23.3*    Consent of Ernst & Young LLP.

         24** Power of Attorney (included with signature page to Registration Statement No. 333-73876).

-----------------------

         *        Filed herewith.

         ** Previously filed as an exhibit to Registration Statement No. 333-73876.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-73876 and has duly caused the same to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 20, 2002:

                          WHOLE FOODS MARKET, INC.


                          By:  /s/ John P. Mackey
                               -------------------------------------------------
                               John P. Mackey
                               Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement No. 333-68143 has been signed by the following persons in the capacities and on the dates indicated:




Signature                                            Capacity                               Date
---------                                            --------                               ----
/s/ John P. Mackey                            Chairman of the Board and                 June 20, 2002
---------------------                         Chief Executive Officer
John P. Mackey                                (Principal Executive Officer)

/s/ Glenda Flanagan                           Chief Financial Officer                   June 20, 2002
---------------------                         (Principal Financial Officer)
Glenda Flanagan

*                                                      Director                         June __, 2002
---------------------
David W. Dupree

*                                                      Director                         June __, 2002
---------------------
Dr. John B. Elstrott

*                                                      Director                         June __, 2002
---------------------
Avram J. Goldberg

*                                                      Director                         June __, 2002
---------------------
Dr. Ralph Z. Sorenson

                                                       Director                         June __, 2002
---------------------
Linda A. Mason

*/s/ Glenda Flanagan, as agent and attorney-in-fact.
--------------------


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 20, 2002:


                                       WHOLE FOODS MARKET
                                       GROWING YOUR FUTURE 401(K) PLAN

                                       By:   WHOLE FOODS MARKET, INC.,
                                             Plan Administrator

                                             By: /s/ Glenda Flanagan
                                             Name: Glenda Flanagan
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

      Exhibit
       Number                            Document Description
---------------------  ---------------------------------------------------------

         4.1** Strong Funds Defined Contribution Plan and Trust Basic Plan Document #04.

         4.2** Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature Adoption Agreement #001.

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

         23.2*    Consent of KPMG LLP.

         23.3*    Consent of Ernst & Young LLP.

         24** Power of Attorney (included with signature page to Registration Statement No. 333-73876).

-----------------------

*        Filed herewith.

**       Previously filed as an exhibit to Registration Statement No. 333-73876.